HealthSouth is a leading provider of post-acute healthcare services, offering both facility-based and home-based post-acute services in 33 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. 2015 Investor Day June 10, 2015

Forward-Looking Statements 1 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2014, the Form 10-Q for the quarter ended March 31, 2015, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated June 9, 2015 to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides.

Agenda 2  8:30AM to 8:50AM HealthSouth’s Strategy - Positioned for Growth in an Evolving Landscape Jay Grinney, President & CEO  8:50AM to 9:15AM Inpatient Rehabilitation Strategy Mark Tarr, Executive Vice President and COO  9:15AM to 9:55AM Home Health and Hospice Strategy April Anthony, Chief Executive Officer – Encompass  9:55AM to 10:05AM Break  10:05AM to 10:20AM Financial Strategy Doug Coltharp, Executive Vice President and CFO  10:20AM to 10:30AM Wrap-up Jay Grinney  10:30AM to Noon Q&A

2015 Investor Day | June 10, 2015 HealthSouth’s Strategy: Positioned for Growth in an Evolving Landscape Jay Grinney President and Chief Executive Officer

Refer to pages 62-64 for end notes. Inpatient Rehabilitation Portfolio - As of May 1, 2015 109 Inpatient Rehabilitation Hospitals (“IRF”) • 33 Operate as JV’s with Acute Care Hospitals 29 Number of States (plus Puerto Rico) ~ 25,000 Employees Key Statistics – Trailing 4 Quarters ~ $2.4 billion Revenue(1) 136,742 Inpatient Discharges 568,215 Outpatient Visits(1) Home Health and Hospice(1) Portfolio – As of May 1, 2015 137 Home Health Locations 8 Pediatric Home Health Locations 21 Hospice Locations 17 Number of States ~ 5,000 Employees Key Statistics – Q1 2015 ~ $110 million Revenue 29,512 Home Health Episodes 624 Hospice Admissions Inpatient Rehabilitation Hospitals Home Health Locations Hospice Locations Pediatrics Locations New Inpatient Rehabilitation Hospitals under development Home Health and Hospice Marketshare 5th largest provider of Medicare-certified skilled home health services Company Overview: A Leading Provider of Post-Acute Care 4 IRF Marketshare 9% of IRFs 18% of Licensed Beds 21% of Patients Served

Increasing Medicare Beneficiary Population

Census Data - Population Growth by Age			
5 Year CAGR			
Age	2015-2020	2020-2025	2025-2030
65 to 69 years	2.5%	2.1%	0.2%
70 to 74 years	5.3%	2.6%	2.2%
75 to 79 years	4.5%	5.4%	2.7%
80 to 84 years	2.4%	4.6%	5.6%
85 to 89 years	0.5%	2.7%	4.9%
Total 65 to 89	**3.4%**	**3.2%**	**2.4%**



Medicare Enrollment (Age 65+)
millions
60
40
20
As the 1946-1965 baby boom generation reaches 65, the growth in the number of beneficiaries increases from 2% to about 3%.
~3% CAGR Post 2011
2% CAGR Prior to 2011
2001
2011
2021



Medicare Advantage Enrollment
(millions)
MA membership is outpacing underlying demographic growth.
7% CAGR
9% Growth
14.5
15.8
17.0
19.0
20.0
21.0
23.0
24.0
2013
2014
2015
2016
2017
2018
2019
2020

Key Observations:

- *The growth rate of Medicare beneficiaries increased in 2011 from a 2% CAGR to an approx. 3% CAGR as "baby boomers" started turning 65.*
- *Medicare Advantage penetration has increased from 28% of the Medicare population in 2013 to 30% in 2014 (9% growth), or 15.8 million beneficiaries.*
- *By 2020, Medicare Advantage is expected to be approx. 38% of total Medicare beneficiaries.*
- *In 15 years (2030), the Medicare population is projected to increase to 80 million beneficiaries from 54 million beneficiaries.*

5

Source: www.census.gov/population/projections/files/summary/NP2014-T9.xls ; Center for Medicare & Medicaid Services, Medicare Trust Report July 2014 – page 11, 20 and 22; MedPAC Payment Policy, March 2015 – pages 19 and 321; Congressional Budget Office's, March 2015 Medicare Baseline

HEALTHSOUTH

Trend: Value-Based Payments

From FFS to Capitation


Capitation
Shared risks
Shared savings
Bundled payments
Fee-for-service
Level of Financial Risk
Degree of Provider Integration and Accountability

Value-Based Models Poised for High Growth

Three Year Expectations


78%
49%
40%

Of physician practices expect to have meaningful value-based revenue

Of facility revenue is projected to be derived from value-based payments

Of health plans predict that value-based models will support the majority of their business

HHS "Goals" for Value-Based Payment Models

- *ACOs and Bundled Payments*
  - *HHS has set a goal of tying **30 percent** of traditional, or fee-for-service, Medicare payments to quality or value through alternative payment models, such as Accountable Care Organizations (ACOs) or bundled payment arrangements by the end of 2016, and tying **50 percent** of payments to these models by the end of 2018.*
- *Hospital Value-Based Purchasing and Readmissions Reduction Program*
  - *HHS also set a goal of tying **85 percent** of all traditional Medicare payments to quality or value by 2016 and **90 percent** by 2018 through programs such as the Hospital Value-Based Purchasing and the Hospital Readmissions Reduction Programs.*

This is the first time in the history of the Medicare program that HHS has set explicit goals for alternative payment models and value-based payments.

6

Source: Aetna Investor Conference – December 2013; 3-year expectations; HHS.gov press release dated January 26, 2015; http://www.phca.org/docs/Affordable%20Care%20Act%20Update%20Presentation-FINAL-101613.pdf

HEALTHSOUTH

Trend: Collaborative Care Model - ACOs 7 As of April 2015, there are 423 Medicare ACOs serving approx. 8 million Medicare beneficiaries. Performance results so far have been mixed. Source: CMS/HHS press releases ; Government Accountability Office (GAO) Report to the House Ways and Means – April 2015; AHA/McManis report - April 2011, and NAACOS National ACO Survey - November 2013 Pioneer ACOs (19 ACOs / ~600,000 Medicare beneficiaries) • A total of 32 Pioneer ACOs have launched since the program’s inception; 13 of these ACOs have withdrawn from the program. • Fewer than half of the ACOs that participated in the Pioneer model in 2012 and 2013 – the first two years of the model – earned savings that were shared with Medicare. • The amount of shared savings CMS paid to Pioneer ACOs totaled $77 million in 2012 and $68 million in 2013 (an average of ~$6 million per ACO each year). • Estimates suggest ACO start-up and annual administrative costs significantly reduce or exceed the shared savings generated from ACOs. Medicare Shared Savings Program (MSSP) (404 ACOs / ~7.3 million Medicare beneficiaries) • A total of 432 MSSP ACOs have launched since 2012, 404 which remain in the program. • Year 1 performance for 220 MSSP ACOs with start dates in 2012 and 2013 was as follows: • 58 ACOs (approx. 26%) held spending below their benchmark and qualified for shared savings. • These ACOs earned approx. $315 million of shared savings (an average of ~$5.4 million per ACO). • An additional 60 ACOs (27%) reduced health costs compared to their benchmark, but did not meet the minimum savings threshold for shared savings. • The remaining 102 ACOs (47%) of MSSP ACOs did not reduce costs compared to their benchmark.

Trend: Collaborative Care Models - Bundled Payments Source: CMS/HHS press releases and www.cms.gov Source: http://innovation.cms.gov/initiatives/BPCI-Model-3/ 8 Bundled Payments Initiative (BPCI) The BPCI program currently tests four types of bundles (i.e. “Models”): Model 1: All acute patients (all DRGs) Model 2: Hospital plus post-acute period (selected DRGs) Model 3: Post acute only (selected DRGs) Model 4: Hospital plus readmissions (selected DRGs) • Approx. 7,000 providers (and growing) currently participate in BPCI. • A typical bundling structure covers episodic costs from the time of hospitalization to 30/60/90 days after initiation of the episode. • It is too early to determine the magnitude of potential savings, however participation in bundling pilots provides valuable experience with Medicare’s new reimbursement programs.

Trend: Site-neutral Payments 9 • Site-neutral Payment refers to the concept of paying providers the same amount for patients with identical diagnoses, irrespective of where the patient receives the care. • The concept has been discussed for many years and while, on the surface, it has some merit, CMS has had difficulties implementing it because they have been unable to: ̶ Create common patient assessment tools that would allow apples-to-apples comparisons of patients’ conditions between providers; ̶ Account for the clinical and operational cost differences between various care settings; and ̶ Account for the different regulatory constraints and their related costs that different providers are required to follow (e.g., rehabilitation hospitals must comply with the 60% Rule, whereas nursing homes do not). • The IMPACT Act of 2014 establishes a framework for determining if post-acute, site-neutral payments are feasible and, if they are, under what circumstances and for which patients. • The IMPACT Act of 2014 does not specifically call for the development of a new post-acute payment system; It establishes a framework for determining if post-acute site-neutral payments are feasible. • The Company believes the act will lay the foundation for possible future post-acute payment policies. Source: https://www.govtrack.us/congress/bills/113/hr4994/text

Home-Based Post-Acute Services • More care in the home (lowest cost setting) • Differentiator: Capable of caring for high-acuity, poly-chronic patients Facility-Based Post-Acute Services • Full range: low acuity -> high acuity • 24/7 nursing coverage • Eliminates payment silos Value-Based Payments Collaborative Care Models Site-neutral Payments Current Trends Point to an Integrated Post-Acute Delivery Model 10 Long-Term Acute Care Hospitals Hospice Inpatient Rehabilitation Facilities Skilled Nursing Facilities Home Health Present Future

Strategy: Position HealthSouth as the post-acute provider of choice through the provision of comprehensive, coordinated facility-based and home-based post-acute services


Capitation
Shared risks
Shared savings
Bundled payments
Fee-for-service
Level of Financial Risk
Degree of Provider Integration and Accountability
Position both segments to be highly competitive tomorrow
Both segments highly competitive today

11

Source: http://www.phca.org/docs/Affordable%20Care%20Act%20Update%20Presentation-FINAL-101613.pdf

HEALTHSOUTH

 Continue to expand IRF portfolio; IRFs are better positioned to treat all post-acute facility-based patients.  Complement IRF growth with continued home health and hospice growth Growth  Maintain focus on best-in- class clinical outcomes  Continued commitment to clinical and operational technology leadership  Develop coordinated clinical pathways for patients requiring post-acute care  Opportunistically expand existing collaborative care participation Operational/Clinical Key Elements of Our Strategy 12 Target Market: Continue to focus on the Medicare beneficiary population  Utilize strong and flexible balance sheet  Maintain focus on operational efficiency  Longer-term, evaluate shared risk/capitation opportunities Financial

2015 Investor Day | June 10, 2015 Post-Acute Facility Based Service Strategy Mark Tarr Executive Vice President and Chief Operating Officer

IRF Strategic Advantages 14 • Largest portfolio of strategically located, well designed physical assets – 109 IRFs ; 82 owned(2) and 27 long-term, real estate leases • High-quality, industry-leading outcomes • Cost effective operations • Integrated technology platform Proprietary operational management tool Clinical information system (CIS) • Collaborative partnerships; 33 joint venture hospitals with acute care providers • Ability to transition to revised patient criteria or site neutrality • Multi-faceted growth strategy (de novos, acquisitions, and bed expansions) Refer to pages 62-64 for end notes.

Largest Owner and Operator of Freestanding IRFs 15 IRF Marketshare 9% of IRFs 18% of Licensed Beds 21% of Patients Served 109 Inpatient Rehabilitation Hospitals 4 New Inpatient Rehabilitation Hospitals under development Avg. Beds per HealthSouth IRF 68 Avg. Discharges per HealthSouth IRF Annually 1,269 3,887 Licensed Beds in CON States vs. 3,495(3) Licensed Beds in Non-CON States Refer to pages 62-64 for end notes.

35.5 35.6 36.4 36.8 37.5 37.6 35.4 35.4 27.7 27.8 27.9 28.0 28.1 28.3 28.2 28.4 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 HealthSouth Average UDSMR Average without HealthSouth Refer to pages 62-64 for end notes. High-Quality Patient Outcomes 16 • Inpatient rehabilitation hospitals evaluate all patients at admission and upon discharge to determine their functional status. – FIM® is the tool for measuring functional independence. • The difference between the FIM® scores at admission and upon discharge is called the “FIM® Gain.” – The greater the FIM® Gain, the greater the patient’s level of independence, the better the patient outcome. FIM® Gain (5) is based on the functional change from admission to discharge of an 18 point assessment. (4)

Avg. Beds per IRF Avg. Medicare Discharges per IRF(8) Case Mix Index(9) Avg. Est. Total Cost per Discharge for FY 2015 Avg. Est. Total Payment per Discharge for FY 2015 HLS(7) = 103 67 957 1.26 $12,524 $19,120 Free- Standing (Non-HLS) = 145 61 624 1.21 $16,646 $19,825 883 24 228 1.18 $20,275 $20,135 Hospital Units = Total 1,131 33 346 1.21 $17,480 $19,807 Total Inpatient Rehabilitation Facilities (IRFs): 1,131 The Avg. Est. Total Payment per Discharge has not been reduced by 2% for sequestration.(10) Medicare pays HealthSouth less per discharge, on average, and HealthSouth treats a higher acuity patient. HealthSouth differentiates itself by: • “Best Practices” clinical protocols • Supply chain efficiencies • Sophisticated management information systems • Economies of scale Refer to pages 62-64 for end notes. Cost Effective Service Provider(6) 17

Strong Technology Platform: Proprietary Management Reporting System(11) 18 Operations Management Tool • Provides regional and hospital leadership near real-time data to run the business • Benchmarking – side-by-side hospital comparison to promote best practices • Quality • Key care indicators • Patient satisfaction • Volume metrics – admissions, discharges, and daily census • Labor productivity • Other variable expenses • Accounts receivable Supply Chain and Procurement • Standardized best practices and purchasing • Optimize vendor relationships through Electronic Data Interchange (EDI) and vendor consolidation • National procurement contracts awarded through standardized RFP processes • Leverage scale to receive competitive terms and pricing • Maximize hospital utilization of national procurement contracts • Active management of cost per patient day ($PPD) by expense type Refer to pages 62-64 for end notes.

Strong Technology Platform – Clinical Information System 19 Quality Reporting •Uniform Data Systems •Clinical Data Warehouse •Clinical Intelligence Discharge Planning and Patient Education Document Imaging Referral Hospitals Ancillary Services Clinical Notes • Physician • Nursing • Therapy • Care Mgmt. Treatment Plan • Computerized Physician Order Entry (CPOE) • Clinical Decision Support (CDS) Coordinate Care and Engage Patients Facilitates patient information exchange • Installed in 68 HealthSouth hospitals • Allows for interfaces with electronic medical records (EMR) and health information exchanges (HIE) and allows active participation in bundling projects and ACOs • Expect installation to be completed first half of 2017 •Patient History •Problems and Diagnoses •Orders and Results •Plan of Care •Workflow Alerts and Reminders •Treatment and Interventions Pre-Admission Assessment & Approval Integrated and Bar-coded Point of Care Medication Administration Charge and Registration Services • Registration • Census • Coding • Billing

33 joint venture hospitals(12) in place with major healthcare systems such as: • Barnes-Jewish • University of Virginia Medical Center • Vanderbilt University • Geisinger Health System • Martin Health System Strong Acute Care Joint Venture Partnerships 20 • Monmouth Medical Center (Barnabas Health) • Yuma Regional Medical Center • Rockford Health System • Maine Medical Center • HealthSouth’s IRF joint ventures began in 1991. • HealthSouth’s joint venture hospital partners own equity that ranges from 2.5% to 50%. • 32 of 33 agreements are consolidated joint ventures, with one accounted for under the equity method. The acute care joint ventures establish a solid foundation for clinical collaboration. Refer to pages 62-64 for end notes.

Collaborative Care Initiatives – Bundled Payments

Model 2 includes acute care hospital stay and post acute care.



Model 3 does not include acute care hospital stay. Admission begins at post-acute care provider.

	Model 2	Model 3
Episodes	• Selected DRGs + post-acute period	• PAC only for selected DRGs
Services Includes	• All Part A and B services (hospital, inpatient, hospital readmissions, physician, LTCH, IRF, SNF, HHA, hospital outpatient, independent outpatient therapy, labs, DME, part B drugs)	• All Part A and B services (hospital readmissions, physician, LTCH, IRF, SNF, HHA, hospital outpatient, independent outpatient therapy, labs, DME, part B drugs)
Payment	• Retrospective	• Retrospective
Episode duration	• Inpatient hospital plus 30, 60, or 90 days	• 30, 60, or 90 days
Discount amount	• 2-3%	• 3%

21

Sources: http://innovation.cms.gov/Files/slides/BPCI-Overview2-4.pdf
http://www.ahcancal.org/facility_operations/finance/Documents/CandidateAwardee_WebinarTwo_10162012.pdf

HEALTHSOUTH

HealthSouth Hospitals in BPCI “Phase 2” – Model 3 22 Hospital BPCI Episode Episode Length Phase 2 Effective Date Rusk Rehabilitation Hospital (Columbia, MO) Stroke 60 days April 1, 2015 HealthSouth-Treasure Coast (Vero Beach, FL) Simple Pneumonia 60 days April 1, 2015 HealthSouth Rehabilitation Hospital of Utah (Sandy, UT) Double-lower extremity joint replacement 60 days April 1, 2015 HealthSouth Rehabilitation Hospital of Northern Virginia (Aldie, VA) Stroke 60 days April 1, 2015 HealthSouth Rehabilitation Hospital of Plano (TX) Sepsis 60 days April 1, 2015 East Valley Rehabilitation Hospital (Mesa, AZ) Lower extremity joint replacement 60 days July 1, 2015 HealthSouth Rehabilitation Hospital of Mechanicsburg (PA) Stroke 60 days July 1, 2015 HealthSouth Rehabilitation Hospital of Toms River (NJ) Double-lower extremity joint replacement 60 days July 1, 2015 Model 3: Under BPCI Model 3, episodes are triggered, or “initiated,” by a PAC admission and include costs associated with the initial PAC service and various Parts A and B services, including PAC and acute hospital readmissions, following the patient’s discharge from the PAC setting.

Multi-Faceted Growth Strategy 23 De Novos Acquisitions/JVs Bed Expansions 50 60 70 80 90 100 110 120 - 100 200 300 400 500 2011 2012 2013 2014 2015 est. 2015 projected total bed count increase of approx. 6% • Cardinal Hill (232 beds) • Savannah, GA (50 beds) • Franklin, TN (40 beds) • Bed expansions (approx. 103 beds) % increase in beds 3% 3% 4% 6% Total umber of s 6,461 6,656 6,825 7,095 7,520 Total nu ber of IRFs 99 100 103 107 110 Incremental Beds Total IRFs

2015 Investor Day | June 10, 2015 Home Health & Hospice Strategy April Anthony Chief Executive Officer - Encompass

Home Health & Hospice Strategic Advantages • Encompass: 5th largest provider of Medicare-certified skilled home health services • Industry leading patient outcomes and satisfaction • Expertise in managing mobile workforce leads to culture of excellence • Integrated and scalable technology platform • Well positioned for clinical collaboration models • Multi-faceted growth strategy – Strong organic growth from previously acquired agencies – Clinical collaboration with HealthSouth IRF network – Consolidation of highly fragmented segments via acquisitions • Home Health • Hospice 25

Lower Re-hospitalization Rates Than National Average High Patient Satisfaction Scores 16.8% 15.5% 15.6% 14.9% 15.6% 15.6% 15.9% 15.2% 16.4% 18.6% 1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2013 US Avg. Encompass Quarterly Average 15.7% ~16% Lower Average Re-hospitalization Rate Than Industry Consistently Better than the Strategic Healthcare Programs (SHP) Average 89% 87% 86% 84% 80% 90% 87% 87% 84% 81% Care of Patients Communications - Providers / Patients Specific Care Issues % of Patients Rated Agency 9 or 10 % of Patients Recommend Agency SHP Average Encompass Culture of excellence that embraces technology ensures clinical consistency Clinical Excellence Drives Superior Outcomes and Patient Satisfaction 26 Source: National average supplied by OCS HomeCare as published in HHL Oct. 2014 Source: Strategic Healthcare Programs HHCAHPS survey results for May 2015

Key operational drivers: • Staff productivity and caregiver optimization • Full utilization of the capabilities of Homecare Homebase (HCHB) • Employee culture of excellence • Daily monitoring towards goals • Weekly exception reports from agency directors • Approx. 70% of visits conducted by full-time employees Encompass’ core operational strength is managing a mobile workforce. Home Health and Hospice Operations 27

Highly Integrated Technology Platform

Full utilization of capabilities in leading-edge technology embedded in culture, driving superior clinical, operational and financial outcomes.

Homecare Homebase ("HCHB") was born out of the Encompass operating model; HCHB is a leading IT platform provider in the home health and hospice industry.

"Encompass Way" is manifested into the HCHB offering.

Clinical

- HCHB manages the entire patient workflow and provides field clinicians with access to patient records, diagnostic information, and notes from prior visits via a mobile application.
- Real-time, customized feedback and instructions provided on-site
- Customized plan of care developed based on specific symptoms, with actionable care items provided to patient

Management And Operations

- Best-in-class data management and reporting ensures managers have access to relevant data needed to make correct decisions.
- Rules-based algorithms ensure accountability by escalating tasks and notifying management when processes are delayed.
- Seamless billing with processes in place to ensure claim completeness homecare homebase™

Sales

- Provides real-time market intelligence to area managers, allowing them to quickly identify the most valuable referral sources
- Specialty programs integrate individual physician procedures into HCHB.
  - Creates loyalty and incentives for physicians and facilities, generating additional future referrals
- Web-based portal allows referring physicians to easily monitor the care and progress of patients and to sign orders electronically

Compliance

- Field clinicians are required to adhere to clinical protocols and physician orders, ensuring that proper regulatory and compliance procedures are followed.
- Internal branch-level audits completed quarterly
  - HCHB-generated outputs reviewed by management and board of directors to identify any branches requiring additional oversight
- Compliance program also involves extensive internal training

28

HEALTHSOUTH

Clinical Excellence – A Better Way to Care Scale and Density in Attractive Markets Highly Integrated Technology Platform Data-Driven Management Proven Ability to Consummate and Integrate Acquisitions Innovative Partner Exceptional Financial Profile and Cash Flow Robust Systems for Tracking Outcomes Low Cost Provider Strong Data Management Ability to Manage Care Pathways Sustainable and Replicable Culture Ability to Build and Manage Teams Key Attributes Positioned as an Ideal Partner Well Positioned for Clinical Collaboration Models 29

• In Q2 2014, Encompass was selected as Premier’s exclusive preferred home health provider. • Premier ACO includes approx. 20,000 covered lives in the Dallas metro area. • Limited overlap in referral base results in virtually no cannibalization of existing business. • Exclusive preferred home health and hospice provider • Care coordination and transitional care services • In addition to revenue from servicing ACO patients, Encompass will receive a portion of the overall ACO cost savings, as calculated by Medicare. Overview: Encompass role: Example of Clinical Collaboration Model: Premier ACO Partnership 30 Source: http://www.premierphc.com/PremierNewsDetail.aspx?id=26

5th Largest Provider of Medicare-Certified Skilled Home Health Services 31 Home Health and Hospice Marketshare • Leading market positions based on Medicare revenue: ̶ #1 Texas, Oklahoma, New Mexico, Idaho ̶ #3 Colorado, Utah ̶ #4 Virginia 137 Home Health Locations 21 Hospice Locations 8 Pediatrics Locations

Encompass has consistently produced strong same-store admissions growth in its home health agencies, as illustrated in an analysis of same-store branch cohorts. Since 2008, on a cumulative basis (including existing and acquired branches), same-store admissions have consistently increased year over year. Home Health Organic Growth 32 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 2008 Acquired Branches 2009 Acquired Branches 2010 Acquired Branches 2011 Acquired Branches 2012 Acquired Branches Adm is sio n s Admissions Growth by Vintage Year Admissions from first full year of operations 2014 Admissions

Clinical Collaboration with HealthSouth IRF Network

- Approx. 54%, or approx. 72,300, of HealthSouth's IRF discharges were referred to home health in 2014.
  - Approx. 9%, or approx. 6,750, were discharged to a HealthSouth or Encompass owned home health agency.
  - Approx. 21%, or approx. 15,400 Medicare discharges, went to another home health agency in spite of the presence of a HealthSouth or Encompass agency in that market.
  - Approx. 27%, or approx. 19,500 Medicare discharges, occurred in markets in which we do not own a home health agency.



~72,300 HealthSouth discharges referred to home health in 2014
24%
Non-Medicare FFS Discharges
(Our current focus is on the Medicare beneficiary population.)
14%
Discharges in markets where a JV acute care partner owns a home health agency outside of the HealthSouth JV
4%
Discharges returning to a referring home health agency (i.e.,the patient was referred to the HLS IRF) which is not HealthSouth owned
9%
Discharges to a HealthSouth or Encompass owned home health agency
Priorities
Requires acquisition to be actionable. Pipeline prioritization underway.
Clinical collaboration activities underway
27% ~19,500
Discharges in markets where HealthSouth operates an IRF but does not own a home health agency
21% ~15,400
All other discharges in existing HealthSouth markets

33

HEALTHSOUTH

Health Paradigm Cost- Based Interim Payment System (IPS) Prospective Payment System (PPS) 4,000 5,000 6,000 7,000 8,000 9,000 10,000 11,000 12,000 13,000 1996 1998 2000 2002 2004 2006 2008 2010 2012 • Approx. $18 billion home health market is highly fragmented with over 12,600 home health agencies. • Approx. 95% of these have annual revenue of less than $5 million. • Top 5 public companies represent approx. 17% of the Medicare market. • Encompass represents approx. 1.4% of the Medicare home health market. • Prioritization of HLS IRF markets for acquisition. 34 Source: MedPAC – Report to Congress: Medicare Payment Policy – March 2014, pages 218 and 221, March 2013, page 194, March 2003, page 112; MedPac- Healthcare spending and the Medicare program, June 2006, page 131; Health Market Science The number of home health agencies is at an all-time high and presents consolidation opportunities. Home Health Agencies Over Time Home Health Growth Pipeline

Hospice Growth Pipeline • In 2013, Medicare hospice spending totaled approx. $15.1 billion. • More than 1.3 million Medicare beneficiaries received hospice services from over 3,900 providers in 2013. • Between 2000 and 2013, Medicare spending for hospice increased more than 400%, driven by greater numbers of beneficiaries electing hospice. • Occurring simultaneously since 2000 has been a substantial increase in the number of for-profit providers. Acquisition Strategy for Hospice • Medicare focus • Strong clinical practice and clean compliance record • Highly regarded market reputation • Attractive geography and demographics • Quality people that will succeed in Encompass • Ability to leverage existing infrastructure to drive margin 35 1,069 2,103 2,491 2,643 2,844 807 704 608 591 578 378 443 486 492 503 - 1,000 2,000 3,000 4,000 2000 2007 2011 2012 2013 Home health based Hospital/SNF based Freestanding Hospice Providers Over Time Source: MedPAC – Report to Congress: Medicare Payment Policy – March 2015, page 296 http://medpac.gov/documents/reports/march-2015-report-to-the-congress-medicare-payment-policy.pdf?sfvrsn=0

2015 Investor Day | June 10, 2015 Break 9:55 AM to 10:05 AM

2015 Investor Day | June 10, 2015 Financial Strategy Doug Coltharp Executive Vice President and Chief Financial Officer

Financial Position: Strategic Advantages Strong and consistent free cash flow generation Cost-efficient, flexible capital structure Appropriate financial leverage and substantial liquidity Control of real estate portfolio 38

Focus shifted to growth and shareholder distributions beginning in 2013 $16 $66 $18 $13 $17 $25 $24 $47 $22 $44 $56 $74 $29 $19 $90 $20 $116 $179 $188 $144 $127 2010 2011 2012 2013 2014 Other (debt paydown, share repurchase, etc.) Purchases of Leased Properties New IRFs Bed Expansions Dividends on Common Stock $181 $243 $268 $331(14) $311(15) Strong and Consistent Free Cash Flow*(13) Generation 39 (millions) *Reconciliation to GAAP provided on page 53 Refer to pages 62-64 for end notes.

$300 Senior Notes 5.125% $850 Senior Notes 5.75% $320 Conv. Sr. Sub. Notes(19a) 2.0% $226 Senior Notes 7.75% $170 Drawn + $35 LC Holders have a put option in 2020 Debt Maturity Profile (face value) Pro forma March 31, 2015 for Redemption(16)(17) HealthSouth is Positioned with a Cost-Effective, Flexible Capital Structure Callable beginning September 2015 HealthSouth is positioned with a cost-efficient, flexible capital structure. ($ in millions) $395 Undrawn $197.5 Term Loan(18) Refer to pages 62-64 for end notes. In March 2015, the Company issued $300 million of 5.125% senior notes due 2023 and called the $290 million of 8.125% senior notes due 2020(16). Callable beginning November 2017 40

$1.51 $1.25 $1.25 $1.52 $2.13 $2.15 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 2010 2011 2012 2013 2014 Pro Forma Trailing 4 Qtrs 0 0.5 1 1.5 2 2.5 3 3.5 4Leverage ratio(20) Appropriate Financial Leverage and Substantial Liquidity 41 (billions) Refer to pages 62-64 for end notes. 3.7x 3.6x S&P Moody's Corporate Rating BB- Ba3 Stable Stable Revolver Rating BB+ Baa3 Senior Notes Rating BB- Ba3 Liquidity Credit Ratings Total Debt Pro Forma March 31, 2015(16) March 31, 2015 Cash Available 66.3$ 208.3$ Revolver 600.0$ 600.0$ Less -Draws (170.0) (10.0) -Letters of Credit (35.4) (35.4) Available 394.6$ 554.6$ Total Liquidity 460.9$ 762.9$ (16)

27 Lease Building and Land A CON (Certificate of Need) is a regulatory requirement in approx. 50% of states and some federal jurisdictions that require state authorization prior to proposed acquisitions, expansions, or construction of new hospitals. 55 Own Building and Land(2) 27 Own Building Only Refer to pages 62-64 for end notes. Control of Real Estate Portfolio: 109 Inpatient Rehabilitation Hospitals – 7,382 Licensed Beds(3) 3,887 Licensed Beds in CON States 3,495 Licensed Beds in Non-CON States 42

2015 Guidance - Adjusted EBITDA* (as of June 9, 2015)

Adjusted EBITDA ▶ $670 million to $680 million

- **Inpatient rehabilitation segment considerations for April 1, 2015 through December 31, 2015:**
  - Discharge growth between 6% and 7% (includes Cardinal Hill in Lexington, KY and the Savannah, GA acquisitions closed in Q2 2015)
  - Revenue growth between 8.0% and 9.5%
  - Bad debt expense of approx.1.5% - 1.7%
  - Operating leverage consistent with Q2 2014 to Q4 2014
- **Home health and hospice segment considerations for 2015:**
  - Encompass contribution of approx. $72 million in Adjusted EBITDA after noncontrolling interest (does not include HealthSouth's legacy 25 home health agencies)[1]
- **Other considerations for 2015:**
  - Approx. $8 million of new investments in our operating platform
    - Contractual increase for our clinical information system (CIS)
    - New medical services department
    - Additional hospital staff for quality reporting
    - Bundling pilot participation

Net Adjusted EBITDA contribution from Cardinal Hill and Savannah, GA is expected to be breakeven for 2015.

- *Transition to new Medicare provider number at Savannah, GA*
- *Installation of CIS at Cardinal Hill*
- *Migration to HealthSouth labor productivity and operational efficiency at Cardinal Hill*

43

*Reconciliation to GAAP provided on pages 59-61

Refer to pages 62-64 for end notes.

HEALTHSOUTH

2015 Guidance – EPS (as of June 9, 2015)

Earnings per Share from Continuing Operations Attributable to HealthSouth ▶ $ 2.13 to $ 2.19

(In Millions, Except Per Share Data)	Actual 2014	EPS Guidance 2015 Low	EPS Guidance 2015 High
Adjusted EBITDA	$ 577.6	$ 670	$ 680
Interest expense and amortization of debt discounts and fees	(109.2)	(123)	
Depreciation and amortization	(107.7)	(134)	
Stock-based compensation expense	(23.9)	(28)	
Other, including noncash loss on disposal and impairment of assets	(6.7)	(5)	
	330.1	380	390
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	1.7	(8)	
Professional fees - accounting, tax, and legal	(9.3)	(4)	
Loss on early extinguishment of debt	(13.2)	(21)	
Gain related to consolidation of Fairlawn Rehabilitation Hospital[21]	27.2	-	
Encompass transaction costs	(9.3)	-	
Pre-tax income	327.2	347	357
Income tax	(110.7)	(139)	(143)
Income from continuing operations[22]	$ 216.5	$ 208	$ 214
Income allocated to participating securities[23]	$ (2.3)	$ (2)	$ (2)
Convertible perpetual preferred dividends[23]	(6.3)	(2)	(2)
After-tax convertible debt interest expense[24]	9.0	9	9
Basic shares[23]	86.8	89.5	89.5
Diluted shares[24][25]	100.7	101.8	101.8
Earnings per share	$ 2.24	$ 2.13	$ 2.19

Considerations:

- *Higher depreciation and amortization related to recent capital investments*
- *Higher interest expense and amortization of debt discounts and fees related to the increased debt for the Encompass acquisition*
- *Assumes provision for income tax of approx. 40% (cash taxes expected to be $15 - $20 million for full-year 2015)*
- *Basic share count includes 3.2 million shares for the conversion of the Company's convertible preferred security to the Company's common stock on April 23, 2015[19].*

44

Refer to pages 62-64 for end notes.

HEALTHSOUTH

2015 Investor Day | June 10, 2015 Wrap Up Jay Grinney President and Chief Executive Officer

Business Outlook: 2015 to 2017[26] (as of June 9, 2015)

Business Model

- *Adjusted EBITDA* CAGR: 5% - 9% (2014 base-year Adjusted EBITDA includes an estimate for Encompass)*[27]
- *Continued strong free cash flow generation*

Strategy Component

	2015	2016	2017
Shareholder Distributions	• *Quarterly cash dividends* • *Opportunistic repurchases* • *($207 million authorization remaining as of March 31, 2015)*		
Strong Balance Sheet	• *Target Leverage < 3.0x (subject to shareholder value-creating opportunities)*		
Core Growth	• *Same-store IRF Growth* • *New-store IRF Growth (De novos, acquisitions/JVs)* • *Same-store Home Health and Hospice Growth* • *New-store Home Health and Hospice Growth (acquisitions)*		
Opportunistic Growth		• *Consider acquisitions of other complementary post-acute businesses*	
Key Operational Initiatives	• *Enhance clinical outcomes and patient experience* • *Implement CIS: installed in 68 IRFs at May 2015; expect installation to be completed first half of 2017* • *Participate in new delivery and payment models (ACOs; bundling)* • *Establish coordinated clinical pathway/protocols*		

46

*Reconciliation to GAAP provided on slides 59-61
Refer to pages 62-64 for end notes.

HEALTHSOUTH

2015 Investor Day | June 10, 2015 Q&A

2015 Investor Day | June 10, 2015 Investor Relations Mary Ann Arico, Chief Investor Relations Officer Ross Comeaux, Director Investor Relations Amy Gibson, Administrative Coordinator

2015 Investor Day | June 10, 2015 Appendix

2014 2015 $578 $8 $2 $4 $8 $72 2014 Adjusted EBITDA A B C D E 2015 Adjusted EBITDA Growth 2015 Adjusted EBITDA $670 to $680 Reflects: - the addition of Cardinal Hill (158 IRF beds; 74 SNF beds) and Savannah (50 beds) which closed in Q2 2015 - 6% to 7% discharge growth - 8% to 9% revenue growth for the Inpatient Rehabilitation Segment - 1.5% to 1.7% for bad debt expense versus 1.3% in 2014 *Reconciliation to GAAP provided on slides 59-61 2015 Guidance - Adjusted EBITDA* (as of June 9, 2015) 50 A. Approx. $8 million in pre- opening cost for four new hospitals (Approx. $2 million in Q3 2014 and approx. $6 million in Q4 2014) B. Approx. $2 million benefit from the sale of two investments (Q1 2014) (millions) $26 to $36 C. Approx. $4 million litigation settlement D. Approx. $8 million of new investments in our operating platform E. Encompass Adjusted EBITDA contribution of approx. $72 million

Priorities for Reinvesting Free Cash Flow* Opportunities Complements Growth Investments Shareholder Distributions Growth in Core Business Debt Reduction 51 Q1 2015 2015 2014 Actuals Assumptions Actuals Debt (borrowings) redemptions, net(16)(18)(28) ($13.5) TBD ($614.1) Purchase leased properties — TBD 20.0 Cash dividends on common stock(29) 18.6 75 65.8 Common stock repurchase (~$207 million authorization remaining as of March 31, 2015)(30) — TBD 43.1 $5.1 TBD ($485.2) (in millions) Q1 2015 2015 2014 Actuals Assumptions Actuals IRF Bed Expansions $3.7 $30 to $40 $23.6 New IRFs - De novos 4.5 40 to 60 53.7 New IRFs - Acquisitions — TBD 20.2 New home health and hospice acquisitions 7.3 30 to 40 674.6 $15.5 $100 to $140, excluding IRF acquisitions $772.1 Remains Hig h est P riorit y *Reconciliation to GAAP provided on slide 53 Refer to pages 62-64 for end notes.

Certain Cash Flow Items(13) (millions) Q1 2015 Actual 2015 Assumptions 2014 Actual Cash interest expense(31) $28.5 $106 to $111 $96.5 Cash payments for taxes, net of refunds $3.1 $15 to $20 $16.4 Working Capital and Other $25.3 $50 to $60 $55.0 Maintenance CAPEX(32) $18.3 $90 to $100 $92.0 Dividends paid on preferred stock $1.6 $3 $6.3 Dividends on common stock(13) $18.6 $75 $65.8 *Reconciliation to GAAP provided on slide 53 Refer to pages 62-64 for end notes. Adjusted Free Cash Flow* and Tax Assumptions GAAP Tax Considerations: • As of 3/31/15, the Company’s federal NOL had a gross balance of approx. $559 million. • The Company has a remaining valuation allowance of approx. $23 million related to state NOLs. • The Encompass acquisition includes an approx. $40 million (NPV) tax benefit (in addition to the Company's NOLs). 52

Adjusted Free Cash Flow History[13]

(Millions)	Q1 2015	Q1 2014	Full-Year 2014	Full-Year 2013	Full-Year 2012	Full-Year 2011	Full-Year 2010
Net cash provided by operating activities	$ 102.0	$ 107.1	$ 444.9	$ 470.3	$ 411.5	$ 342.7	$ 331.0
Impact of discontinued operations	0.1	0.2	1.2	1.9	(2.0)	(9.1)	(13.2)
Net cash provided by operating activities of continuing operations	102.1	107.3	446.1	472.2	409.5	333.6	317.8
Capital expenditures for maintenance[32]	(18.3)	(30.2)	(92.0)	(74.8)	(83.0)	(50.8)	(37.9)
Net settlements on interest rate swaps	—	—	—	—	—	(10.9)	(44.7)
Dividends paid on convertible perpetual preferred stock	(1.6)	(1.6)	(6.3)	(23.0)	(24.6)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.2)	(12.0)	(54.1)	(46.3)	(49.3)	(44.2)	(34.4)
Nonrecurring items:							
Encompass transaction costs and related assumed liabilities	17.7	—	2.0	—	—	—	—
Net premium on bond issuance/redemption	(8.0)	—	4.3	1.7	1.9	22.8	—
Cash paid for professional fees - accounting, tax, and legal	0.7	1.6	8.6	7.0	16.1	21.0	17.2
Cash paid (received) for government, class action, and related settlements	—	—	2.7	(5.9)	(2.6)	5.7	2.9
Income tax refunds related to prior periods	—	—	—	—	—	(7.9)	(13.5)
Adjusted free cash flow[13]	$ 79.4	$ 65.1	$ 311.3	$ 330.9	$ 268.0	$ 243.3	$ 181.4
Cash dividends on common stock	$ 18.6	15.8	$ 65.8	15.7	—	—	—

Refer to pages 62-64 for end notes.

53

HEALTHSOUTH

Our New-Store/Same-Store IRF Growth HealthSouth's IRF volume growth is driven by bed expansions and new IRFs. Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Fairlawn (21) 0.6% 1.9% 1.9% 2.0% St. Vincent's(33) 1.3% 1.2% 1.2% 1.3% New Store 2.8% 2.6% 1.1% 0.4% 1.0% 1.1% 1.2% 1.2% 0.7% 1.7% 2.5% 2.5% 2.0% 1.0% —% 0.6% 1.8% Same Store 5.0% 3.5% 4.0% 1.7% 5.0% 1.9% 1.7% 3.0% 2.2% 3.3% 3.2% 1.3% 0.4% 1.4% 1.9% 2.2% 2.9% Total by Qtr. 7.8% 6.1% 5.1% 2.1% 6.0% 3.0% 4.2% 5.4% 4.1% 6.3% 5.7% 3.8% 2.4% 3.0% 3.8% 4.7% 6.7% Total by Year 5.2% 4.6% 5.0% 3.5% Altamonte Springs, FL (50 beds) Johnson City, TN (26 beds) Newnan, GA (50 beds) Middletown, DE (34 beds) Cypress, TX (40 beds) Cincinnati, OH (40 beds) Ocala, FL (40 beds) Augusta, GA (58 beds) Littleton, CO (40 beds) Stuart, FL (34 beds) Refer to page 62-64 for end notes. 54

Debt Schedule Credit Rating Pro Forma Post Pro Forma Change in S&P Moody's 8.125% Senior Notes Mar. 31, Dec. 31, Debt vs. ($millions) BB- Ba3 Redemption(16) 2015(16)(28) 2014 YE 2014 Advances under $600 million revolving credit facility, September 2019 - LIBOR +175bps(18)(28) BB+ Baa3 $ 170.0 $ 10.0 $ 325.0 $ (155.0) Term loan facility, September 2019 - LIBOR +175bps(18)(28) BB+ Baa3 197.5 197.5 450.0 (252.5) Bonds Payable: 8.125% Senior Notes due 2020(16) BB- Ba3 — 287.2 287.0 (287.0) 7.75% Senior Notes due 2022 BB- Ba3 227.1 227.1 227.1 — 5.125% Senior Notes due 2023(16) BB- Ba3 300.0 300.0 — 300.0 5.75% Senior Notes due 2024(28) BB- Ba3 864.0 864.0 456.2 407.8 2.00% Convertible Senior Subordinated Notes due 2043(19a) 260.2 260.2 258.0 2.2 Other notes payable 41.1 41.1 41.6 (0.5) Capital lease obligations 85.2 85.2 86.7 (1.5) Long-term debt $ 2,145.1 $ 2,272.3 $ 2,131.6 $ 13.5 Debt to Adjusted EBITDA*(20) 3.6 x 3.9 x 3.7 x *Reconciliation to GAAP provided on slides 59-61 Refer to pages 62-64 for end notes. 55

History Recast by Segment

	Three Months Ended March 31, 2015				Three Months Ended March 31, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated
Net operating revenues	$ 630.3	$ 110.3	$ —	$ 740.6	$ 584.5	$ 6.7	$ —	$ 591.2
Less: Provision for doubtful accounts	(11.0)	(0.6)	—	(11.6)	(7.4)	(0.1)	—	(7.5)
	619.3	109.7	—	729.0	577.1	6.6	—	583.7
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(306.4)	—	(78.7)	(385.1)	(280.9)	—	(5.2)	(286.1)
Other operating expenses[a]	(95.2)	—	(9.5)	(104.7)	(82.7)	—	(0.5)	(83.2)
Supplies	(29.8)	—	(1.6)	(31.4)	(27.5)	—	(0.1)	(27.6)
Occupancy	(10.4)	—	(1.7)	(12.1)	(10.4)	—	(0.1)	(10.5)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(53.4)	53.4	—	—	(4.2)	4.2	—
Support and overhead costs	—	(38.1)	38.1	—	—	(1.7)	1.7	—
	(441.8)	(91.5)	—	(533.3)	(401.5)	(5.9)	—	(407.4)
Other income	0.5	—	—	0.5	1.7	—	—	1.7
Equity in net income of nonconsolidated affiliates	1.6	—	—	1.6	4.3	—	—	4.3
Noncontrolling interest	(15.2)	(1.3)	—	(16.5)	(14.7)	(0.1)	—	(14.8)
Segment Adjusted EBITDA*	**$ 164.4**	**$ 16.9**	**$ —**	**$ 181.3**	**$ 166.9**	**$ 0.6**	**$ —**	167.5
General and administrative expenses[b]				(25.2)				(23.4)
Adjusted EBITDA				**$ 156.1**				**$ 144.1**

*Reconciliation to GAAP provided on pages 59-61

In arriving at Adjusted EBITDA, the following were excluded:

(a) (Gain) loss on disposal or impairment of assets	$ (1.5)	$ —	$ —	$ (1.5)	$ 1.3	$ —	$ —	$ 1.3
(b) Stock-based compensation expense	—	—	—	9.4	—	—	—	7.3

56

HEALTHSOUTH

History Recast by Segment

	Three Months Ended June 30, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated
Net operating revenues	$ 597.1	$ 7.3	$ —	$ 604.4
Less: Provision for doubtful accounts	(9.2)	(0.1)	—	(9.3)
	587.9	7.2	—	595.1
Operating Expenses:				
Inpatient Rehabilitation:				
Salaries and benefits	(280.2)	—	(5.1)	(285.3)
Other operating expenses[(a)]	(84.0)	—	(0.6)	(84.6)
Supplies	(27.7)	—	(0.1)	(27.8)
Occupancy	(10.2)	—	(0.1)	(10.3)
Home Health and Hospice:				
Cost of services sold (excluding depreciation and amortization)	—	(4.2)	4.2	—
Support and overhead costs	—	(1.7)	1.7	—
	(402.1)	(5.9)	—	(408.0)
Other income[(b)]	1.0	—	—	1.0
Equity in net income of nonconsolidated affiliates	2.6	—	—	2.6
Noncontrolling interest	(14.7)	(0.1)	—	(14.8)
Segment Adjusted EBITDA*	**$ 174.7**	**$ 1.2**	**$ —**	**$ 175.9**
General and administrative expenses[(c)]				(23.2)
Adjusted EBITDA				**$ 152.7**

	Three Months Ended September 30, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated
Net operating revenues	$ 589.9	$ 7.0	$ —	$ 596.9
Less: Provision for doubtful accounts	(8.1)	(0.1)	—	(8.2)
	581.8	6.9	—	588.7
Operating Expenses:				
Inpatient Rehabilitation:				
Salaries and benefits	(285.0)	—	(5.0)	(290.0)
Other operating expenses[(a)]	(86.1)	—	(0.6)	(86.7)
Supplies	(26.5)	—	(0.1)	(26.6)
Occupancy	(10.2)	—	(0.1)	(10.3)
Home Health and Hospice:				
Cost of services sold (excluding depreciation and amortization)	—	(4.1)	4.1	—
Support and overhead costs	—	(1.7)	1.7	—
	(407.8)	(5.8)	—	(413.6)
Other income[(b)]	0.2	—	—	0.2
Equity in net income of nonconsolidated affiliates	1.9	—	—	1.9
Noncontrolling interest	(14.6)	(0.1)	—	(14.7)
Segment Adjusted EBITDA*	**$ 161.5**	**$ 1.0**	**$ —**	**$ 162.5**
General and administrative expenses[(c)]				(22.5)
Adjusted EBITDA				**$ 140.0**

*Reconciliation to GAAP provided on pages 59-61

In arriving at Adjusted EBITDA, the following were excluded:

		Three Months Ended June 30, 2014				Three Months Ended September 30, 2014			
		Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated
(a)	Loss on disposal or impairment of assets	$ 1.7	$ —	$ —	$ 1.7	$ 2.7	$ —	$ —	$ 2.7
(b)	Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2	—	—	27.2	—	—	—	—
(c)	Stock-based compensation expense	—	—	—	7.0	—	—	—	5.0

57

HEALTHSOUTH

History Recast by Segment

	Three Months Ended December 31, 2014				Year Ended December 31, 2014			
	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated	Inpatient Rehabilitation	Home Health and Hospice	Reclass-ifications	HealthSouth Consolidated
Net operating revenues	$ 605.8	$ 7.6	$ —	$ 613.4	$ 2,377.3	$ 28.6	$ —	$ 2,405.9
Less: Provision for doubtful accounts	(6.5)	(0.1)	—	(6.6)	(31.2)	(0.4)	—	(31.6)
	599.3	7.5	—	606.8	2,346.1	28.2	—	2,374.3
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(294.9)	—	(5.4)	(300.3)	(1,141.0)	—	(20.7)	(1,161.7)
Other operating expenses[(a)]	(89.7)	—	(0.7)	(90.4)	(342.5)	—	(2.4)	(344.9)
Supplies	(29.8)	—	(0.1)	(29.9)	(111.5)	—	(0.4)	(111.9)
Occupancy	(10.4)	—	(0.1)	(10.5)	(41.2)	—	(0.4)	(41.6)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(4.5)	4.5	—	—	(17.0)	17.0	—
Support and overhead costs	—	(1.8)	1.8	—	—	(6.9)	6.9	—
	(424.8)	(6.3)	—	(431.1)	(1,636.2)	(23.9)	—	(1,660.1)
Other income[(b)]	1.1	—	—	1.1	4.0	—	—	4.0
Equity in net income of nonconsolidated affiliates	1.9	—	—	1.9	10.7	—	—	10.7
Noncontrolling interest	(15.3)	(0.1)	—	(15.4)	(59.3)	(0.4)	—	(59.7)
Segment Adjusted EBITDA*	**$ 162.2**	**$ 1.1**	**$ —**	**$ 163.3**	**$ 665.3**	**$ 3.9**	**$ —**	**$ 669.2**
General and administrative expenses[(c)(d)]				(22.5)				(91.6)
Adjusted EBITDA*				**$ 140.8**				**$ 577.6**

*Reconciliation to GAAP provided on pages 59-61

In arriving at Adjusted EBITDA, the following were excluded:

(a) Loss on disposal or impairment of assets	$ 1.0	$ —	$ —	$ 1.0	$ 6.7	$ —	$ —	$ 6.7
(b) Gain on consolidation of Fairlawn Rehabilitation Hospital	—	—	—	—	27.2	—	—	27.2
(c) Stock-based compensation expense	—	—	—	4.6	—	—	—	23.9
(d) Encompass transaction costs	—	—	—	9.3	—	—	—	9.3

58

HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA(34) 2015 Q1 (in millions, except per share data) Total Per Share Net Income $ 59.0 Loss from disc ops, net of tax, attributable to HealthSouth 0.3 Net income attributable to noncontrolling interests (16.5) Income from continuing operations attributable to HealthSouth(35) 42.8 $ 0.44 Gov't, class action, and related settlements 8.0 Pro fees - acct, tax, and legal 2.2 Provision for income tax expense 30.3 Interest expense and amortization of debt discounts and fees 31.8 Depreciation and amortization 31.9 Loss on early extinguishment of debt 1.2 Other, including net noncash (gain) loss on disposal or impairment of assets (1.5) Stock-based compensation expense 9.4 Adjusted EBITDA(34) $ 156.1 Weighted average common shares outstanding: Basic 87.1 Diluted 101.1 Refer to pages 62-64 for end notes. 59

Reconciliation of Net Income to Adjusted EBITDA(34)

	2014									
	Q1		Q2		Q3		Q4		Full-Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 61.5		$ 97.9		$ 64.8		$ 57.5		$ 281.7	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.1		(3.8)		0.9		(2.7)		(5.5)	
Net income attributable to noncontrolling interests	(14.8)		(14.8)		(14.7)		(15.4)		(59.7)	
Income from continuing operations attributable to HealthSouth(35)	46.8	$ 0.48	79.3	$ 0.81	51.0	$ 0.53	39.4	$ 0.41	216.5	$ 2.24
Gov't, class action, and related settlements	—		(0.8)		—		(0.9)		(1.7)	
Pro fees - acct, tax, and legal	1.6		2.0		4.0		1.7		9.3	
Provision for income tax expense	32.8		36.5		22.1		19.3		110.7	
Interest expense and amortization of debt discounts and fees	27.9		27.8		27.8		25.7		109.2	
Depreciation and amortization	26.4		26.4		27.4		27.5		107.7	
Loss on early extinguishment of debt	—		—		—		13.2		13.2	
Gain on consolidation of Fairlawn Rehabilitation Hospital	—		(27.2)		—		—		(27.2)	
Other, including net noncash loss on disposal or impairment of assets	1.3		1.7		2.7		1.0		6.7	
Stock-based compensation expense	7.3		7.0		5.0		4.6		23.9	
Encompass transaction costs	—		—		—		9.3		9.3	
Adjusted EBITDA(34)	$ 144.1		$ 152.7		$ 140.0		$ 140.8		$ 577.6	
Weighted average common shares outstanding:										
Basic		87.3		86.7		86.5		86.6		86.8
Diluted		100.9		100.6		100.5		100.8		100.7

Refer to pages 62-64 for end notes.

60

HEALTHSOUTH

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA Q1 Full-Year (Millions) 2015 2014 2014 2013 Net cash provided by operating activities $ 102.0 $ 107.1 $ 444.9 $ 470.3 Provision for doubtful accounts (11.6) (7.5) (31.6) (26.0) Professional fees—accounting, tax, and legal 2.2 1.6 9.3 9.5 Interest expense and amortization of debt discounts and fees 31.8 27.9 109.2 100.4 Equity in net income of nonconsolidated affiliates 1.6 4.3 10.7 11.2 Net income attributable to noncontrolling interests in continuing operations (16.5) (14.8) (59.7) (57.8) Amortization of debt-related items (3.3) (3.1) (12.7) (5.0) Distributions from nonconsolidated affiliates (1.9) (3.4) (12.6) (11.4) Current portion of income tax expense 3.5 3.6 13.3 6.3 Change in assets and liabilities 56.0 26.9 90.1 48.9 Net premium paid on bond issuance/redemption (8.0) — 4.3 1.7 Cash used in operating activities of discontinued operations 0.1 0.2 1.2 1.9 Encompass transaction costs — — 9.3 — Other 0.2 1.3 1.9 1.6 Adjusted EBITDA $ 156.1 $ 144.1 $ 577.6 $ 551.6 61

End Notes (1) Beginning in Q1 2015, HealthSouth's legacy 25 home health agencies are included in the home health and hospice segment. The 2014 results for these agencies have been recast and reported in the 2014 results for the home health and hospice segment. The $72 million of Adjusted EBITDA guidance does not include the EBITDA contribution for HealthSouth’s legacy home health agencies. (2) The joint venture hospital with Memorial Health in Savanah, GA is operating under a short-term lease until the replacement hospital is complete in early 2016. The replacement hospital will be owned by the joint venture and is included in the owned hospital number. (3) 1 of the 109 HealthSouth hospitals is nonconsolidated. For that hospital, we own the building only. The Company’s licensed bed count does not include the 41 beds associated with the nonconsolidated hospital. (4) Average = Expected, Risk- adjusted (5) FIM® instrument is a trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc. FIM® Gain is based on the change from admission to discharge of an 18 point assessment. (6) Source: FY 2016 CMS Proposed Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2013/2014) or in the case of new IRFs, the September 2014 CMS Provider of Service File. a. All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2016 IRF Proposed Rule rate setting file found at http://www.cms.gov/Medicare/Medicare-Fee-for-Service-Payment/InpatientRehabFacPPS/Data-Files.html. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria HealthSouth uses for external reporting purposes. Because CMS does not provide its detailed methodology, HealthSouth is not able to reconstruct the CMS projections or the calculation. b. The CMS file contains data for each of the 1,131 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2016 IRF-PPS Proposed Rule. Our analysis reduces the CMS provider count to remove a duplication of one of our hospitals. Most of the data represents historical information from the CMS fiscal year 2014 period and may or may not reflect the same HealthSouth hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and HealthSouth. HealthSouth is a subset of Freestanding and the Total. (7) The 103 for HLS excludes HealthSouth Rehabilitation Hospital of Altamonte Springs, FL (opened October 2014), HealthSouth Rehabilitation Hospital of Newnan, GA (opened December 2014), HealthSouth Rehabilitation Hospital of Middletown, DE (opened December 2014), James H. & Cecile C. Quillen Rehabilitation Hospital in Johnson City, TN (joint venture effective November 2014; included in 883 hospital units), Savanah Rehabilitation Hospital (joint venture with Memorial Health; included in 883 hospital units) and Cardinal Hill Hospital in Lexington, KY acquired on May 1, 2015 (included in 145 freestanding). (8) In 2014, HealthSouth averaged 1,269 total Medicare and non-Medicare discharges per hospital in its then 106 consolidated hospitals. (9) Case Mix Index (CMI) from the rate-setting file presented above is adjusted for short-stay transfer cases. HealthSouth’s unadjusted CMI for 2014 was 1.35 versus 1.30 for the industry as measured by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~70% of the industry, including HealthSouth sites. (10) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. 62

(11) Numbers in screen shot have been modified for presentation and do not represent actual results. (12) As of May 1, 2015, we had 33 joint ventures. Does not include joint ventures that have been announced but not finalized (Jackson, TN). (13) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends are not included in the calculation of adjusted free cash flow. (14) In 2013, HealthSouth utilized more cash than it generated due to the completion of a tender offer in Q1 2013 for approx. 9.5% of its common shares. (15) In 2014, HealthSouth utilized more cash than it generated as a result of the Encompass acquisition on December 31, 2014. (16) In March 2015, the Company issued $300 million of 5.125% senior notes due 2023 and called all of its 8.125% senior notes due 2020 (approx. $290 million), which were funded in April 2015. (17) Pro forma debt amounts do not include approx. $93 million of convertible perpetual preferred stock, approx. $85 million of capital leases, and approx. $41 million of other notes payable. (18) The Encompass acquisition was funded using a combination of draws under the revolving credit facility and expanded term loan facility. (19) The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock (convertible into 8.2 million and 3.3 million common shares, respectively, as of March 31, 2015). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 25.7582 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $38.82 per share, subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($46.58) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. As a result of the transaction, the dividend on the convertible perpetual preferred stock was reduced from approx. $5.7 million per quarter to approx. $1.6 million per quarter. b. There were 96,245 shares of preferred stock outstanding after the exchange transaction. On April 22, 2015, we delivered notice of the exercise of our rights to force conversion of all outstanding shares of the perpetual preferred stock (par value of $0.10 per share and liquidation preference of $1,000 per share) pursuant to the underlying certificate of designations. The effective date of the conversion was April 23, 2015. On that date, each share of preferred stock automatically converted into 33.9905 shares of our common stock (par value of $0.01 per share). We completed the forced conversion by issuing and delivering in the aggregate 3,271,415 shares of our common stock to the registered holders of the 96,245 shares of the preferred stock outstanding and paying cash in lieu of fractional shares due to those holders. (20) The leverage ratio is based on trailing 4 quarter Adjusted EBITDA of $589.6 million and 2010 Adjusted EBITDA of $409.6 million, respectively. Pro forma 2015 leverage with trailing 4 quarters Encompass Adjusted EBITDA included would be approx. 3.4x. (21) HealthSouth acquired an additional 30% equity interest in Fairlawn Rehabilitation Hospital in Worcester, MA from its joint venture partner. This transaction increased HealthSouth's ownership interest from 50% to 80% and resulted in a change in accounting for this hospital from the equity method to a consolidated entity effective June 1, 2014. End Notes, con't. 63

End Notes, con't. (22) Earnings per share are determined using income from continuing operations attributable to HealthSouth. (23) The income allocated to participating securities, the convertible perpetual preferred dividends, and the repurchase premium on preferred stock need to be subtracted from income from continuing operations to calculate basic earnings per share. (24) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share. (25) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not included in the diluted share count since the strike price has historically been above the market price. In Q1 2015, we included 306,473 shares in the diluted share count using the treasury stock method. The increase in the diluted share count shown in the 2015 EPS guidance table is primarily related to the potential increase in shares associated with these warrants. (26) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company’s business model. (27) To arrive at the 5% - 9% CAGR, 2014 (the base year) includes an estimate of Adjusted EBITDA for Encompass. This is a multi-year CAGR; annual results may fall outside the range. (28) In January 2015, the Company issued an additional $400 million of its 5.75% senior notes due 2024 and used $250 million of the net proceeds to repay borrowings under its term loan facilities, with the remainder used to repay borrowings under its revolving credit facility. (29) On July 25, 2013, the board of directors approved the initiation of a quarterly cash dividend on our common stock of $0.18 per share. On July 17, 2014, the board of directors approved a $0.03 per share, or 16.7%, increase to the quarterly cash dividend on our common stock, bringing the quarterly cash dividend to $0.21 per common share. (30) On February 14, 2014, the board of directors approved an increase in our existing common stock repurchase authorization from $200 million to $250 million. (31) Cash interest expense is net of amortization of debt and discount fees. (32) Capital expenditures for maintenance in 2014 were negatively impacted by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. (33) In Q3 2012, HealthSouth amended the joint venture agreement related to St. Vincent Rehabilitation Hospital in Sherwood, AR which resulted in a change in accounting for this hospital from the equity method to a consolidated entity. (34) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. (35) Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock. 64